UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 23, 2017

Fortress Transportation and Infrastructure
Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Offering of Additional Notes

On August 23, 2017, Fortress Transportation and Infrastructure Investors LLC (the “Company”) closed the sale of $100 million aggregate principal amount of additional 6.75% senior unsecured notes due 2022 (the “Additional Notes”) in a private placement to institutional investors.  The Additional Notes were issued at an offering price of 102.75% of the principal amount of the original notes plus accrued interest since March 15, 2017, pursuant to the second supplemental indenture, dated as of August 23, 2017 (the “Supplemental Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), supplementing the indenture, dated as of March 15, 2017 (the “Indenture”), between the Company and the Trustee, as supplemented from time to time.  The Company is filing the Supplemental Indenture as Exhibit 4.1 to this Current Report on Form 8-K.

The original 6.75% senior unsecured notes due 2022 were issued in an aggregate principal amount of $250 million on March 15, 2017 (the “Original Notes”, together with the Additional Notes, the “Notes”).  The Additional Notes and the Original Notes will have the same terms except with respect to the issue date and issue price and will be treated as the same series for all purposes under the Indenture. For a description of the terms of the Notes, see our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2017.  The Indenture was filed as Exhibit 4.1 thereto.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company intends to use the net proceeds from the sale for general corporate purposes, including the funding of future investments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated August 23, 2017, between Fortress Transportation and Infrastructure Investors LLC and U.S. Bank, National Association, as trustee

Cautionary Language Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s anticipated use of the net proceeds from the offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Name: Scott Christopher
Title: Chief Financial Officer and Chief Accounting Officer

Date: August 23, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated August 23, 2017, between Fortress Transportation and Infrastructure Investors LLC and U.S. Bank, National Association, as trustee